Exhibit 10.1

AMENDMENT NO. 12 TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT (this “Amendment”), dated as of May 20, 2008, is entered into by and among Superior Commerce LLC, a Delaware limited liability company (“SPE”), SCP Distributors LLC, a Delaware limited liability company, as initial Servicer (together with SPE, the “Seller Parties” and each, a “Seller Party”), JS Siloed Trust (the “Trust”), and JPMorgan Chase Bank, N.A. f/k/a Bank One, NA (Main Office Chicago), individually (together with the Trust, the “Purchasers”) and as agent for the Purchasers (in such capacity, the “Agent”), and pertains to that certain RECEIVABLES PURCHASE AGREEMENT dated as of March 27, 2003 by and among the parties hereto other than the Trust (as has been amended prior to the date hereof, the “RPA”).  Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the RPA.

PRELIMINARY STATEMENTS

SPE has requested that the Agent and the Purchasers amend a certain definition in the RPA; and

The Agent and the Purchasers are willing to amend the requested definition on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                      Amendments.

1.1.           A new Section 1.5 is hereby added to the RPA which reads as follows:

Section 1.5.  Ordinary Course Representation.  Each of Seller and the Purchasers (other than the Trust) represents and warrants as to itself that each remittance of Collections by Seller to the Agent for the benefit of such Purchaser under this Agreement will have been (i) in payment of a debt incurred by Seller in the ordinary course of business or financial affairs of Seller and such Purchaser and (ii) made in the ordinary course of business or financial affairs of Seller and such Purchaser.

1.2.           (a)           Exhibit I to the RPA is hereby amended to insert the following new defined terms therein in their appropriate alphabetical order:

 “Pool Receivable” means any Receivable other than a Receivable owing from a Specified Obligor.

“Specified Obligor” means any of Phoenix Irrigation Services, Inc.,  Heath Lane d/b/a Elite Irrigation, Exstream Irriscape Systems Inc. and R K Greenery Inc.

                (b)  Each of the following definitions in Exhibit I to the RPA is hereby amended to replace each reference therein to “Receivable” or “Receivables” with references to “Pool Receivable” and “Pool Receivables”, respectively:

“Days Sales Outstanding Ratio”
“Default Ratio”
“Default Trigger Ratio”
“Delinquency Ratio”
“Dilution Horizon Ratio”
“Dilution Ratio”
“Dilution Reserve”
“Loss Horizon Ratio”
“Loss Ratio”
“Loss Reserve”

1.3.          Section 2.6 of the RPA is hereby amended and restated in its entirety to read as follows:

Section 2.6.  Maximum Purchaser Interests.  Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate (a) 97%, for each week as to which the Purchaser Interests have exceeded 100% for the prior two consecutive weeks until such time as the Purchaser Interests have not exceeded 97% for two consecutive weeks, and (b) 100% at any other time (the percentages in the preceding clauses (a) and (b) being hereinafter referred to as the “Applicable Percentage”).  If the aggregate of the Purchaser Interests of the Purchasers exceeds the Applicable Percentage at any time, Seller shall pay to the Agent within one (1) Business Day an amount to be applied to reduce the Aggregate Capital (as allocated by the Agent), such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than the Applicable Percentage.

1.4.           Section 7.1(j)(2) of the RPA is hereby amended and restated in its entirety to read as follows:

(2) each Lock-Box and Collection Account (other than a Cash Collection Account) to be subject at all times to a Collection Account Agreement that is in full force and effect.

1.5.           Section 7.2(b) of the RPA is hereby amended to add the following before the period at the end thereof:

, and provided further, that nothing herein shall be deemed to require a Collection Account Agreement to be executed with respect to any Cash Deposit Account

1.6.           Section 8.2(b)(i) of the RPA is hereby amended and restated in its entirety to read as follows:

(i) a Collection Account Agreement substantially in the form of Exhibit VI with each bank at which any Collection Account (other than a Cash Deposit Account) is maintained at any time,

1.7.           Section 8.5 of the RPA is hereby amended and restated in its entirety to read as follows:

Section 8.5.  Reports.

(a)           The Servicer shall prepare and forward to the Agent (i) on the 15th day of each month and at such times as the Agent shall request, a Monthly Report and (ii) at such times as the Agent shall request, but no more frequently than weekly, a listing by Obligor of all Receivables together with an aging of such Receivables.

(b)           In addition to the Monthly Reports and other  reports required under Section 8.5(a), on Wednesday of each week, or if any such day is not a Business Day, on the next succeeding Business Day (each, a “Weekly Reporting Date”), the Servicer shall prepare and forward to the Agent a Weekly Report for the Weekly Reporting Period then most recently ended.  In the event of a material problem with or an outage of the Servicer’s computer systems, the Servicer may request an extension of a Weekly Reporting Date.

1.8.           Section 9.1(f) of the RPA is hereby amended and restated in its entirety to read as follows:

(f)           As at the end of any calendar month:

(i)           the three month rolling average Delinquency Ratio shall exceed 14% for the months of October through April or 7% at any other time;

(ii)          the three month rolling average Default Trigger Ratio shall exceed 4.0% for the months of October through April or 3.0% at any other time;

(iii)         the three month rolling average Dilution Ratio shall exceed 11.5% for the months of October through April or 9.5% at any other time;

(iv)         the three month rolling average Days Sales Outstanding Ratio for SCP Distributors LLC and Superior Pool Products LLC shall exceed 45 for the months of October through April or 38 at any other time; or

(v)          the three month rolling average Days Sales Outstanding Ratio for Horizon Distributors, Inc. shall exceed 85 for the months of October through April or 75 at any other time.

1.9.           Section 9.1(o) of the RPA is hereby amended and restated in its entirety to read as follows:

(o) Any Collection Account Agreement for any applicable Collection Account (other than a Cash Deposit Account) and any PO Box Agreement (other than PO Box Agreements to be executed by Superior Pool Products LLC (“Superior Pool”)) for any applicable Post Office Box shall not have been properly executed and delivered on or before April 30, 2003; provided that with respect to any Superior Pool Post Office Boxes such Post Office Box and a corresponding PO Box Agreement shall not have been properly established and/or executed and delivered, as applicable, on or before June 30, 2003.

1.10.         Section 10.3 of the Existing Agreement is hereby amended to insert after “on demand” in each place where it appears the following:

(and, in the absence of demand, within 30 days after presentation of an invoice therefor setting forth in reasonable detail the basis for the fees and charges therein).

1.11.         The following definitions in Exhibit I to the RPA are hereby amended and restated in their entirety to read, respectively, as follows:

“Dilution Horizon Ratio” means, at any time, a percentage equal to (a) the sum of (i) 100% of the Gross Sales generated by the Originators during the month most recently ended, plus (ii) 50% of the Gross Sales generated by the Originators during the month preceding the month most recently ended, divided by (b) the aggregate Outstanding Balance of total Pool Receivables which are not Delinquent Receivables as of the close of business of the Servicer at such date.

“Facility Termination Date” means the earliest of (i) May 19, 2009, (ii)  the Liquidity Termination Date and (iii) the Amortization Date.

“Liquidity Termination Date” means May 19, 2009.

“Loss Horizon Ratio” means, as of the last day of a calendar month, a percentage equal to (a) the sum of (i) 100% of the Gross Sales generated by the Originators during the three calendar months then ending on such date, plus (ii) 50% of the Gross Sales generated by the Originators during the fourth calendar month prior to such date, divided by (b) the aggregate Outstanding Balance of total Pool Receivables which are not Delinquent Receivables as of the close of business of the Servicer on such date.

“Loss Percentage” means, at any time, the greater of (i) two (2) times the product of (a) the Loss Ratio times (b) the Loss Horizon Ratio or (ii) 10%.

“Purchase Limit” means $135,000,000 through August 31, 2008 and thereafter, $95,000,000.

1.12.         Exhibit I to the RPA is hereby amended to insert the following new defined terms therein in their appropriate alphabetical order:

“Cash Deposit Accounts” means those bank accounts listed in the second table on Exhibit IV hereto.

“Gross Sales” means, for any period, the aggregate Original Balance of all Pool Receivables generated by the Originators in such period.

“Weekly Report” means a report, in substantially the form of Exhibit X-1 hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 8.5(b).

“Weekly Reporting Period” means each weekly period commencing on a Monday and ending on a Sunday.

1.13.         Each reference in the RPA to “gross sales” or “aggregate gross sales” is hereby replaced with “Gross Sales.”

1.14.         Each reference in the RPA to “Monthly Report” is hereby replaced with a reference to any “Monthly Report and/or Weekly Report, as applicable”.

1.15.         A new Exhibit X-1 in the form of Annex A hereto is hereby added to the RPA.

1.16.         Exhibit IV to the RPA is hereby amended and restated in its entirety to read as set forth in Annex B hereto.

1.17.         The table in Schedule A to the RPA is hereby amended and restated in its entirety to read as follows:

Financial Institution	Commitment[1]

JPMorgan Chase Bank, N.A.	$137,700,000 through August 31, 2008; and

$96,900,000 thereafter

1  102% of Purchase Limit

1.18.         Numbered clause 9 in Part I of Schedule B is hereby amended to insert before the period at the end thereof “(other than any Cash Collection Account)”.

Section 2.                      Representations and Warranties.  In order to induce the Agent and the Purchasers to enter into this Amendment, each of the Seller Parties hereby represents and warrants to the Agent and the Purchasers that (a) after giving affect to this Amendment each of such Person’s representations and warranties contained in Article V of the RPA is true and correct as of the date hereof, (b) the execution and delivery by such Person of this Amendment, and the performance of its obligations hereunder, are within its corporate or limited liability company, as applicable, powers and authority and have been duly authorized by all necessary corporate or limited liability company, as applicable, action on its part, and (c) this Amendment has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 3.                      Conditions Precedent. This Amendment shall become effective as of the date first above written upon (a) receipt by the Agent of counterparts of this Amendment duly executed by each of the parties hereto, (b) receipt by the Agent of counterparts of a third amendment and restatement of the Fee Letter, duly executed by the parties thereto, and payment of the Renewal Fee (as defined therein), and (c) receipt by the Agent of counterparts of an amendment to the Receivables Sale Agreement, duly executed by the parties thereto, incorporating a representation similar to the one added as Section 1.5 of the RPA.

Section 4.                      Miscellaneous.

4.1.           Except as expressly modified hereby, the RPA remains unaltered and in full force and effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

4.2.           This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

<signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

SUPERIOR COMMERCE LLC

By:           /s/  Steven Cassanova
Name:             Steven Cassanova
Title:               Treasurer

SCP DISTRIBUTORS LLC

By:           /s/  Mark W. Joslin
Name:             Mark W. Joslin
Title:               Vice President and Treasurer

JS SILOED TRUST

By:  JPMorgan Chase Bank, N.A., as Administrative Trustee

By:           /s/  Trisha Lesch
Its:                  Vice President

JPMORGAN CHASE BANK, N.A.,
    as a Financial Institution and as Agent

By:           /s/  Trisha Lesch
Its:                  Vice President